Exhibit 99.1

Amanda Brock Joins Solaris Energy Infrastructure as Co-Chief Executive Officer

HOUSTON, Texas, October 15, 2025 — (BUSINESS WIRE) — Solaris Energy Infrastructure, Inc. (NYSE:SEI) (“Solaris” or the “Company”) today announced that Amanda Brock has been named Co-Chief Executive Officer of the Company, effective October 16, 2025. She will serve alongside Bill Zartler, who will continue as Chairman and Co-CEO. Ms. Brock has also been appointed to the Solaris Board of Directors.

Bill Zartler, Solaris’ Chairman and Co-Chief Executive Officer, commented, “Amanda has been a trusted partner for the last decade and brings a proven, complementary skill set to the office of the CEO. She has an extensive background in building and managing infrastructure, including both water and power, and in leading teams to success. These capabilities come to us at a critical time as we rapidly scale our operations for the significant growth ahead.”

“I’m excited to join Solaris during a time when the demand for power is accelerating at a scope and pace that is unprecedented,” said Amanda Brock. “Bill and I worked together to build what started as the private company ‘Solaris Water Midstream,’ which we took public as ‘Aris Water Solutions,’ and we recently concluded the successful sale of the business. I look forward to partnering with Bill and the strong team he has built to help lead Solaris in its continued evolution as a premier power solutions company.”

About Amanda Brock

Amanda Brock has spent her career focused on the global oil and gas, power, and water sectors. She most recently served as Chief Executive Officer and President of Aris Water Solutions (formerly NYSE:ARIS), a leading produced water infrastructure and recycling company primarily focused on the Permian Basin, which went public in October 2021 and was recently acquired by Western Midstream (NYSE:WES). Amanda joined Aris’ predecessor Solaris Water Midstream in 2017. During her time at Aris, Amanda led the business to achieve record levels of water recycling, helping customers manage their wastewater while significantly reducing the use of groundwater in operations and developing proprietary water treatment processes for complex industrial water.

Amanda is currently the Lead Independent Director on the public board of Coterra Energy (NYSE:CTRA), was previously a director of Macquarie Infrastructure Corporation, and is the current Chair of the Texas Business Hall of Fame. She started her professional career as a lawyer for Vinson & Elkins in Houston, managed global projects for Enron in power and water and served as the CEO of Water Standard before joining Solaris Water Midstream in 2017.

Amanda is originally from Mbabane, Swaziland and grew up in Zimbabwe. She completed her bachelor’s undergraduate degree at the University of Natal in South Africa and earned her Juris Doctor from Louisiana State University, where she was a member of the Law Review.

About Solaris Energy Infrastructure, Inc.

Solaris Energy Infrastructure, Inc. (NYSE:SEI) delivers power generation, power distribution solutions, and logistics equipment and services, serving clients in the data center, energy, and other commercial and industrial sectors. Additional information is available on our website, solaris-energy.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to, statements regarding our business strategy, future operations, financial position, prospects, plans and objectives of management and growth rate. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy, and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to, the factors discussed or referenced in our filings made from time to time with the U.S. Securities and Exchange Commission (“SEC”), including those in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in our subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:

Yvonne Fletcher

Senior Vice President, Finance and Investor Relations

(281) 501-3070

IR@solaris-energy.com